As filed with the Securities and Exchange Commission on July 17, 2018

Registration No. 333-197203

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________

First Defiance Financial Corp.

(Exact name of Registrant as specified in its charter)

Ohio	34-1803915
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Clinton Street, Defiance, Ohio 43512

(Address of Principal Executive Offices) (Zip Code)

First Defiance Financial Corp.

Employee Investment Plan

(Full title of the plan)

Mr. Donald P. Hileman

President and CEO

 First Defiance Financial Corp.

601 Clinton Street

 Defiance, Ohio 43512

(419) 782-5015

Tel. No.: (419) 782-5015

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Kimberly J. Schaefer

 Vorys, Sater, Seymour and Pease LLP

301 East Fourth Street

 Suite 3500

Great American Tower

 Cincinnati, Ohio 45202

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)
		Emerging growth company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (this “Post-Effective Amendment No. 1”) relates to the Registration Statement on Form S-8 (SEC File No. 333-197203) filed by First Defiance Financial Corp., an Ohio corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on July 2, 2014, with respect to the First Defiance Financial Corp. Employee Investment Plan (as originally filed, the “Registration Statement”).

The Registration Statement registered 50,000 shares of common stock of the Company, $.01 par value (the “Common Stock”), of which 35,523 shares have been sold pursuant to the Plan. The Company effected a two-for-one split of the Common Stock in the form of a share distribution (the “Stock Split”) with a record date of July 2, 2018, and a payable date of July 12, 2018. This Post-Effective Amendment No. 1 is filed under Rule 416(b) of the Securities Act of 1933, as amended (the “Securities Act”), to increase the number of shares of Common Stock registered under the Registration Statement from 50,000 to 64,477.

The Registration Statement is hereby further amended to reflect that, in accordance with Rule 416(a) of the Securities Act, the number of securities registered shall include such additional securities to be offered or issued from time to time in connection with stock splits, stock dividends or similar transactions. Except to the extent specified herein, the Registration Statement, as originally filed, is not amended or otherwise affected by this Post-Effective Amendment No. 1.

INDEX TO EXHIBITS

Exhibit No.	Description	Reference to Prior Filing or Exhibit No. Attached Hereto

4.1	Articles of Incorporation of First Defiance Financial Corp.	(1)

4.2	Amendment to Articles of Incorporation of First Defiance Financial Corp.	(2)

4.3	Code of Regulations of First Defiance	(3)

5	Opinion of Vorys, Sater, Seymour and Pease LLP	(4)

10.1	First Defiance Financial Corp. Employee Investment Plan	(5)

23.1	Consent of Vorys, Sater, Seymour and Pease LLP	(6)

23.2	Consent of Crowe LLP	(7)

(1)	Incorporated by reference to Exhibit 3.1 of the Company’s Form S-3 filed on November 10, 2009 (File No. 333-163014).

(2)	Incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on June 22, 2018 (File No. 000-26850).

(3)	Filed herewith.

(4)	Filed herewith.

(5)	Filed previously as Exhibit 4.1 to the Company’s Form S-8 filed on September 1, 2000 (File No. 333-45142).

(6)	Included in Exhibit 5.

(7)	Filed herewith.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Defiance, State of Ohio, on July 16, 2018.

FIRST DEFIANCE FINANCIAL CORPORATION

By:	/s/ Donald P. Hileman
Donald P. Hileman
Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signatures	Title	Date

/s/ William J. Small	Chairman of the Board	July 16, 2018
William J. Small

/s/ Donald P. Hileman	Director, President and Chief Executive Officer	July 16, 2018
Donald P. Hileman

/s/ Kevin T. Thompson	Executive Vice President and Chief Financial Officer (principal accounting officer)	July 16, 2018
Kevin T. Thompson

/s/ John L. Bookmyer	Director, Vice Chairman	July 16, 2018
John L. Bookmyer

/s/ Douglas S. Burgei	Director	July 16, 2018
Dr. Douglas A. Burgei

/s/ Thomas A. Reineke	Director	July 16, 2018
Thomas A. Reineke

/s/ Barb A. Mitzel	Director	July 16, 2018
Barb A. Mitzel

/s/ Jean A. Hubbard	Director	July 16, 2018
Jean A. Hubbard

/s/ Samuel S. Strausbaugh	Director	July 16, 2018
Samuel S. Strausbaugh

/s/ Charles D. Niehaus	Director	July 16, 2018
Charles D. Niehaus

/s/ Terri A. Bettinger	Director	July 16, 2018
Terri A. Bettinger

/s/ Thomas K. Herman II	Director	July 16, 2018
Thomas K. Herman II

Director
Mark A. Robison

/s/ Robert E. Beach	Director	July 16, 2018
Robert E. Beach